SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 14, 2003

                         COMMISSION FILE NUMBER 0-25356

                               -------------------

                                   P-COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                 77-0289371
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                          3175 S. WINCHESTER BOULEVARD
                               CAMPBELL, CA 95008
                                 (408) 866-3666

       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

================================================================================

Item 4. Changes in Registrant's Certifying Accountant.

On August 7, 2003, PricewaterhouseCoopers, LLC, independent accountants ("PricewaterhouseCoopers"), were dismissed as the independent accountants of P-Com, Inc., a Delaware corporation (the "Company"). On August 7, 2003, the Audit Committee of the Company's Board of Directors approved Aidman Piser & Company ("Aidman Piser") as the Company's new independent auditors.

The reports of PricewaterhouseCoopers on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. However, the reports of PricewaterhouseCoopers contained an explanatory paragraph indicating that there was a substantial doubt about the Company's ability to continue as a going concern.

In connection with the audits for the two most recent fiscal years in the period ended December 31, 2002 and through August 7, 2003, there were no disagreements between the Company and PricewaterhouseCoopers, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference thereto in their report on the financial statements for such years.

The Company has provided PricewaterhouseCoopers with a copy of this disclosure provided under this caption of this report on Form 8-K, and has advised them to provide the Company with a letter addressed to the Securities and Exchange Commission as to whether they agree or disagree with the disclosures made herein. A copy of such letter, dated August 14, 2003, is filed as Exhibit 16.1 to this Form 8-K.

During the Company's two most recent fiscal years ended December 31, 2002 and the subsequent interim period through June 30, 2003, the Company did not consult with Aidman Piser regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

P-COM, INC.

                                        /s/ George P. Roberts
                                   By:  -----------------------------------
                                        George P. Roberts
                                        Chairman of the Board of Directors
                                        and Chief Executive Officer


Date: August 14, 2003

Item 7. Financial Statements and Exhibits

(c) Exhibits.

         Exhibit 16.1 Letter from PricewaterhouseCoopers, LLC to the Securities and Exchange Commission, dated August 14, 2003, regarding the change in independent auditor.